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EXHIBIT 10.04

SECURITY AGREEMENT

        SECURITY AGREEMENT, dated as of March 30, 2006, is made by each of the Persons identified on the signature pages to this Agreement (each a "Grantor" and, collectively, the "Grantors"), in favor of Bank of Montreal, as Administrative Agent for each of the Secured Parties.

        WHEREAS, pursuant to that certain Credit Agreement, dated as of September 28, 2001 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Olympus Cable Holdings, LLC, a Delaware limited liability company, Adelphia Company of Western Connecticut, a Connecticut corporation, Highland Video Associates, L.P., a Pennsylvania limited partnership, Coudersport Television Cable Company, a Pennsylvania corporation, and Adelphia Holdings 2001, LLC, a Delaware limited liability company (individually, a "Borrower" and, collectively, the "Borrowers"), Bank of Montreal, as the Administrative Agent, and the other Agents and Lenders party thereto, the Lenders and the Issuers agreed to make Credit Extensions to the Borrowers;

        WHEREAS, on June 25, 2002, certain of the Borrowers and their affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

        WHEREAS, pursuant to, and subject to the terms and conditions set forth in, that certain order of Judge Robert E. Gerber of the Bankruptcy Court entered May 26, 2005 (the "Order") approving (i) certain settlement agreements by and among certain of the Borrowers, the SEC, the U.S. Department of Justice and certain members of the Rigas family and (ii) the forfeiture of certain assets and interests owned by certain members of the Rigas family to certain of the Borrowers and their affiliates (the "Forfeiture"), each Grantor has been ordered to grant to the Administrative Agent, for the benefit of the Secured Parties, a limited security interest in certain of its assets in exchange for the Agents and Lenders under the Credit Agreement agreeing to forbear from exercising any and all rights and remedies against Coudersport Television Cable Company, a Pennsylvania corporation ("Coudersport"), and Bucktail Broadcasting Corporation, a Pennsylvania corporation ("Bucktail"), or the equity interests representing the ownership of Coudersport or Bucktail, whether arising under the terms of the Credit Agreement, applicable law or otherwise; and

        WHEREAS, each Grantor wishes to grant a limited security interest in favor of the Administrative Agent, for the benefit of the Secured Parties as herein provided.

        NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    All capitalized terms used herein (including in the Preamble and Recitals hereto) without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "State," as used herein, means the State of New York. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

        2.    Grant of Security Interest.    Subject to the terms and conditions set forth in the Order and the other terms and conditions set forth in this Agreement, including in Sections 8 and 9 hereof, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the allowed Obligations of Coudersport and Bucktail under the Credit Agreement (and only under the Credit Agreement), a security interest in all of the properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including, without limitation, all personal and fixture property of every kind and nature, including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), in each case, to the extent (and only to the extent) that such properties, assets and rights are wholly-owned by such Grantor or another Grantor that is a member of the Borrower Group (as defined in the DIP Facility (as defined in the Order)) designated as the "Olympus" Borrower Group under the DIP Facility (all of the same being hereinafter called the "Collateral"); provided, however, that Collateral shall not include (a) any franchises, licenses or equivalent rights (collectively, "Franchises") as and to the extent that the granting of a security interest in any such Franchise would result in the forfeiture, termination or loss of such Franchise or the breach of any of the terms or conditions of any agreement governing any such Franchise, it being agreed that the exclusion provided for in this clause (a) shall not apply to the proceeds realized upon any sale or other disposition of such Franchise, with any such proceeds constituting Collateral hereunder, (b) the equity interests held by any Grantor, whether as of the date hereof or hereafter acquired, in any subsidiary of any Grantor or (c) any assets, properties or rights of any Grantor to the extent that any such asset, property or right was subject, as of June 25, 2002, to a valid, perfected and non-avoidable lien.

        3.    Perfection and Other Actions.    Pursuant to the terms of the Order, the security interests granted under Section 2 hereof shall be automatically perfected effective as of the Forfeiture Date (as defined in the Order). Each Grantor further agrees to execute such other documentation as the Administrative Agent may reasonably request to evidence and perfect the security interests granted under Section 2 hereof, which documents shall be in form reasonably satisfactory to the Co-Lead Arrangers (as defined in the Order) and shall otherwise be subject to the terms and conditions set forth herein and in the Order.

        4.    Administrative Agent's Obligations and Duties.    Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. The Administrative Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any of the Collateral, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent may be entitled at any time or times.

        5.    No Waiver by Administrative Agent, etc.    The Administrative Agent shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Subject to the terms and conditions set forth herein and the terms and conditions set forth in the Order and in any other order entered by the Bankruptcy Court (whether as of the date hereof or hereafter) in the bankruptcy cases of the Grantors, all rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

        6.    Suretyship Waivers by Grantor.    Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.

        7.    Governing Law; Consent to Jurisdiction.    THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE. Each Grantor and the Administrative Agent (on behalf of all Secured Parties) agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, shall be brought before Judge Robert E. Gerber of the Bankruptcy Court.

        8.    Limitations.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, the rights, claims and interests of the Administrative Agent, any other Agent or any Lender arising pursuant to the terms of this Agreement shall be subject to the terms and conditions set forth in the Order and the terms and conditions of any other order that has been entered by the Bankruptcy Court prior to the date hereof or that may hereafter be entered by the Bankruptcy Court, in each case in connection with the bankruptcy cases of the Grantors. Without limiting the foregoing, the Administrative Agent, on behalf of all Secured Parties, acknowledges and agrees that as of the date hereof, an Event of Default under the Credit Agreement has occurred and is continuing and, notwithstanding the occurrence and continuation of such Event of Default, the rights and remedies of the Administrative Agent and the other Agents and Lenders under the Credit Agreement, the other Loan Documents and this Agreement (and the ability of any of the foregoing Persons to exercise the same), shall be limited to the same extent that such rights and remedies were limited by the orders of the Bankruptcy Court that were entered prior to the date hereof in respect of the ability of the Administrative Agent or any other Agent or Lender under the Credit Agreement to exercise any rights or remedies granted to any of them pursuant to the terms of the Credit Agreement or any other Loan Document.

          (b)   Without limiting the generality of the terms set forth in Section 8(a) above, (i) the rights, claims and interests of the Administrative Agent, any other Agent and the Lenders arising pursuant to the terms of this Agreement, including, without limitation, the right to take any action on the Collateral or to otherwise pursue any remedy against any Grantor, shall be subject and subordinate to any and all rights, claims and interests of the agents and lenders under the DIP Facility, (ii) the obligations of each Grantor herein shall constitute a pre-petition obligation of such Grantor, provided that none of the claims of the Administrative Agent or any other Agent or Lender under the Credit Agreement shall constitute an expense of administration in any of the bankruptcy cases of the Grantors under the terms of the Bankruptcy Code, (iii) the value of the security interests granted hereunder by each of the Grantors and any value realized by the Administrative Agent or any other Agent or Lender under the Credit Agreement from any such security interest shall be limited to the fair market value of Coudersport and Bucktail, as such value is determined by the Bankruptcy Court, and (iv) the security interests granted pursuant to the terms hereof shall (A) be subject to any valid lien perfected subsequent to June 25, 2002, (B) have the same validity, priority, scope, effect and (except as provided in the Order) immunity from avoidance as the Co-Borrowing Liens (as defined in the Order) under the Credit Agreement have with respect to Coudersport and Bucktail and (C) only secure allowed claims for indebtedness, obligations and liabilities under the Credit Agreement.

        9.    Termination of Security Interests.    Notwithstanding anything contained in this Agreement to the contrary, in the event that following the date hereof, the Administrative Agent or any other Agent or Lender under the Credit Agreement is authorized by the Bankruptcy Court to exercise any rights or remedies against Coudersport and/or Bucktail and/or the equity interests representing ownership of Coudersport and/or Bucktail, then effective on the effective date of any such authorization by the Bankruptcy Court, and without any further action by any party hereto, this Agreement and any and all security interests granted hereunder or rights conferred hereby shall automatically be deemed to have been revoked and shall become ineffective.

        10.    Miscellaneous.    The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Grantor and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent and its successors and permitted assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed this Security Agreement on behalf of each of the corporate entities listed on Schedule A hereto, for such entities, and, as applicable, acting in their capacities as managing members or partners of each limited liability company and partnership listed on Schedule A attached hereto, on behalf of such limited liability companies and partnerships.

/s/ VANESSA A. WITTMAN Vanessa A. Wittman Executive Vice President and Chief Financial Officer
Address: 5619 DTC Parkway, Greenwood Village, CO 80111 [GRANTOR]
Accepted:
BANK OF MONTREAL, as Administrative Agent
By:
Name:
Title:

[Olympus Borrower Group Security Agreement Signature Page]

[To be executed by each of the entities in the Olympus Borrower Group (as defined in the DIP Facility)]

Schedule A

Olympus Borrower Group (Several Borrower Group):

Borrower:

Olympus Cable Holdings, LLC

Guarantors:

Olympus Communications Holdings, L.L.C.
Arahova Holdings, LLC
Adelphia Cablevision of New York, Inc.
Century Alabama Holding Corp.
Century Enterprise Cable Corp.
Century Alabama Corp.
Century Cullman Corp.
Century Cable Management Corporation
Century Carolina Corp.
Century Huntington Company
Century Mississippi Corp.
Century Norwich Corp.
Century Shasta Cable Television Corp.
CDA Cable, Inc.
Century Washington Cable Television, Inc.
Century Kansas Cable Television Corp.
Century Lykens Cable Corp.
Cowlitz Cablevision, Inc.
Imperial Valley Cablevision, Inc.
Kootenai Cable, Inc.
Mickelson Media of Florida, Inc.
Pullman TV Cable Co., Inc.
Rentavision of Brunswick, Inc.
Telesat Acquisition, LLC
Valley Video, Inc.
Wilderness Cable Company
Yuma Cablevision, Inc.
Warrick Cablevision, Inc.
CCC-III, Inc.
Warrick Indiana, L.P.
Chelsea Communications, LLC
Chelsea Communications, Inc.
GS Telecommunications LLC
Kalamazoo County Cablevision, Inc.
Multi-Channel T.V. Cable Company
Mt. Lebanon Cablevision, Inc.
Rigpal Communications, Inc.
Upper St. Clair Cablevision, Inc.
Pericles Communications Corporation
Mountain Cable Communications Corporation
Young's Cable TV Corp.
Better TV, Inc. of Bennington

Adelphia Cablevision Associates, L.P.
Three Rivers Cable Associates, L.P.
Mountain Cable Company, L.P.
Lake Champlain Cable Television Corporation
Richmond Cable Television Corporation
Adelphia GS Cable, LLC
ACC Cable Holdings VA, Inc.
Adelphia Cable Partners, L.P.
GS Cable LLC
ACC Cable Communications FL-VA, LLC
Timotheos Communications, L.P.
Southeast Florida Cable, Inc.
Key Biscayne Cablevision
West Boca Acquisition Limited Partnership
Starpoint, Limited Partnership
Genesis Cable Communications Subsidiary L.L.C.
Cable Sentry Corporation
Coral Security, Inc.
Westview Security, Inc.
Olympus Capital Corporation
TMC Holdings, LLC
Adelphia Company of Western Connecticut
Olympus Subsidiary, LLC
Adelphia Holdings 2001, LLC
Palm Beach Group, Inc.

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SECURITY AGREEMENT